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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 8, 1996
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                     Bio-Dental Technologies Corporation
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             (Exact name of registrant as specified in its charter)


                                  California
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                 (State or other jurisdiction of incorporation)


            1-10771                                     84-1104386
     ----------------------                 --------------------------------
     Commission File Number                 (IRS Employer Identification No.)


           11291 Sunrise Park Drive, Rancho Cordova, California 95742
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code (916) 638-8147
                                                          --------------

                                    None
        --------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

Merger Agreement with Zila, Inc.

On August 8, 1996, Bio-Dental Technologies Corporation ("Registrant") signed a Merger Agreement with Zila, Inc. ("Zila"). The execution of the Merger Agreement was pursuant to a letter of intent the Registrant signed on May 31, 1996 to merge the Registrant into Zila. The transaction involves the exchange of Zila stock for all of Registrant's outstanding stock. Upon the consummation of the merger, the Registrant will become a wholly owned subsidiary of Zila. Zila's acquisition of the Registrant is subject to a number of conditions, including the ability to account for the transaction as a pooling-of-interests, and the approval of Registrant's shareholders.

The terms of the merger call for Zila to exchange between 0.75 and 0.825 shares of its stock for each of Registrant's approximately 6.4 million shares, with the actual rate to be based upon the average closing bid prices of Zila's stock during the ten (10) day "calculation period" ending on the trading day that is five trading days prior to the closing date. In no event, however, will Zila issue less than $4.95 worth of its stock for each share of the Registrant's stock.

If Zila's stock averages between $6 and $7.75 during the calculation period, then the exchange rate will be 0.825:1. If Zila's stock averages over $8.52, then the exchange rate shall be 0.75:1. If Zila's stock averages between $7.75 and $8.25 during the calculation period, then Zila will issue that fractional number of shares necessary to provide each Registrant share with $6.39 worth of Zila stock. If Zila's stock averages below $6.00 during the calculation period, then Zila shall issue that number of shares necessary to provide $4.95 per share of value for each Registrant share. The table below illustrates the above information:

1. ZILA SHARE PRICE       $5.00  $6.00  $7.00  $7.75  $8.00  $8.25  $8.52  $9.00  $10.00  $11.00  $12.00

2. # SHARES ZILA FOR BDTC  0.99   0.825  0.825  0.825   .80   0.77   0.75   0.75    0.75    0.75    0.75

3. BDTC SHAREHOLDER GETS  $4.95  $4.95  $5.78  $6.39  $6.39  $6.39  $6.39  $6.75   $7.50   $8.25   $9.00

Note
- ----
1.  If Zila share price during valuation period averages these amounts.
2.  BDTC shareholders receive these # shares of Zila for each BDTC share owned.
3.  Equates to this dollar value for each BDTC share exchanged.

Zila, headquartered in Phoenix, Arizona, markets a line of non-prescription oral health care products, and is introducing what the Registrant believes to be the first oral cancer diagnostic, OraTest(TM). OraTest(TM) is a patented, inexpensive, diagnostic adjunct used to examine patients at high risk of oral cancer -- those 40 and over who use tobacco or drink heavily. FDA approval to market OraTest(TM) in the U.S. is pending. The Registrant will become the exclusive distributor of OraTest(TM) in the U.S. when regulatory approval is granted.

It is currently contemplated that management for both companies will remain in place, and the Registrant does not believe that any material personnel changes will occur as a result of this merger. Zila will continue to run their existing operations out of Phoenix and the Registrant will continue to run its operations out of its existing facilities.
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It is anticipated that the merger will be consummated during the third quarter of the current fiscal year, pending approval by the shareholders of the Registrant. Until that time, the Registrant will continue its normal business operations.

Item 7. Financial Statements and Exhibits


The following document is attached to this Form 8-K as an exhibit:

Merger Agreement among Bio-Dental Technologies Corporation, Zila, Inc. and Zila Merger Corporation dated August 8, 1996 relating to the proposed merger between the Registrant and Zila.
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                                     INDEX

10.39 Merger Agreement among Bio-Dental Technologies Corporation, Zila, Inc. and Zila Merger Corporation dated August 8, 1996 relating to the proposed merger between the Registrant and Zila.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Bio-Dental Technologies Corporation
                                        -----------------------------------
                                                     (Registrant)


Date 08/23/96                           /s/ Curtis M. Rocca III
                                        -----------------------------------
                                                     (Signature)
                                          Curtis M. Rocca III, President